Exhibit 5.1

Holland & Knight

701 Brickell Avenue, Suite 3300 | Miami, FL 33131 | T 305.374.8500 | F 305.789.7799
Holland & Knight LLP | www.hklaw.com

February 22, 2019
ARMOUR Residential REIT, Inc.
3001 Ocean Drive, Suite 201
Vero Beach, FL 32963
Re:    ARMOUR Residential REIT, Inc. Registration Statement on Form S-3 (Registration No. 333-224469)
Ladies and Gentlemen:
We have acted as counsel to ARMOUR Residential REIT, Inc., a Maryland corporation (the “Company”), in connection with the registration and issuance by the Company of 8,280,000 shares of the Company’s common stock, par value $0.001 (the “Shares”), including 1,080,000 Shares that may be sold pursuant to the exercise of an option granted to the underwriters, in an underwritten public offering pursuant to a Registration Statement on Form S-3 (File No. 333-224469) (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), the related prospectus dated April 26, 2018 (the “Base Prospectus”) and the prospectus supplement dated February 19, 2019, filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations (the “Prospectus Supplement”). The Base Prospectus and the Prospectus Supplement are collectively referred to as the “Prospectus.” The Shares are to be sold by the Company as described in the Registration Statement and the Prospectus.
We have acted as your counsel in connection with the preparation of the Prospectus Supplement. We are familiar with the proceedings taken by the Board of Directors of the Company in connection with the authorization, issuance and sale of the Shares. We have examined all such documents as we have considered necessary in order to enable us to render this opinion, including, but not limited to, (i) the Registration Statement, (ii) the Base Prospectus, (iii) the Prospectus Supplement, (iv) the Company’s Articles of Incorporation, as amended, (v) the Company’s By-Laws, as amended, (vi) certain resolutions adopted by the Board of Directors of the Company and a pricing committee thereof, (vii) corporate records and instruments, and (viii) such laws and regulations as we have deemed necessary for the purposes of rendering the opinions set forth herein. In our examination, we have assumed the legal capacity of all natural persons, the authenticity of and conformity to originals of such documents that have been presented to us as photostatic copies, the accuracy, completeness and authenticity of certificates of public officials, the due execution and delivery of all documents (except that no such assumption is made as to the Company) where due execution and delivery are a prerequisite to the effectiveness thereof, and that the Shares will be issued against payment of valid consideration under applicable law. As to any facts material to the opinions expressed herein, which were not independently established or verified, we have relied upon statements and representations of officers of the Company.
Based upon the foregoing, we are of the opinion that the Shares have been duly authorized and, when issued and delivered by the Company against payment therefor as set forth in the Prospectus Supplement, will be validly issued, fully paid and non-assessable.
We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that may change the opinion expressed herein after the date hereof.
We consent to the reference to our firm under the caption “Legal Matters” in the Prospectus Supplement included in the Registration Statement and to the filing of this opinion as an exhibit to a current report of the Company on Form 8-K which is incorporated by reference in the Registration Statement and the Prospectus. In giving such consent, we do not thereby admit that we are included within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

Very truly yours,
/s/ Holland & Knight LLP
HOLLAND & KNIGHT LLP